Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-197249, 333-190527, 333-157643, 333-132843, 333-138254, 333-129886, 333-129016, 333-176395 and 333-213427) on Form S-8, Registration Statements (Nos. 333-157123, 333-147391, and 333-174650) on Form S-3, and Registration Statements (Nos. 333-194938 and 333-190902) on Form S-4 of Fidelity National Financial, Inc. of our report dated February 27, 2017, except as to Notes A and G, which are as of February 23, 2018, with respect to the Consolidated Balance Sheet of Fidelity National Financial, Inc. as of December 31, 2016, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity, and Cash Flows for each of the years in the two-year period ended December 31, 2016, and all related financial statement schedules, which report appears in the December 31, 2017 annual report on Form 10-K of Fidelity National Financial, Inc.

/s/ KPMG LLP

Jacksonville, Florida
February 23, 2018
Certified Public Accountants